Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 7, 2013, with respect to the balance sheet of RSP Permian, Inc. contained in the Prospectus, filed on January 17, 2014, related to the Registration Statement on Form S-1 (File No. 333-192268), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the use of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Dallas, Texas

February 4, 2014